Exhibit 10.14
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
Non-Qualified Stock Option Grant
(1990 Stock Plan)
NOT TRANSFERABLE EXCEPT BY WILL OR BY THE LAWS
GOVERNING THE DESCENT AND DISTRIBUTION OF ESTATES
Non-Qualified Stock Option granted by Marathon Oil Corporation, a Delaware Corporation, herein called the Corporation, to the undersigned employee of the Corporation or one of its subsidiaries (the Optionee).

Name of Optionee:	<< name >>

Name of Employing Company
on Date Hereof:	<< company >>

Option Serial Number:	<< serial_number >>

Class of Stock and	Marathon Oil Corporation Common Stock
Number of Shares Subject to Purchase:	<<shares >>

Option Price of Each Share, $:	$28.1200

Date of This Stock Option:	May 28, 2002
By your signature and the signature of the Stock Option Officer below, you and the Corporation agree that this option is granted under and governed by the terms and conditions of Marathon Oil Corporation’s 1990 Stock Plan, as amended, and the Grant Terms and Conditions contained herein; as well as such administrative regulations as the Compensation and Organization Committee may adopt from time to time.

Marathon Oil Corporation			Accepted as of the above date:

By		(L.S.)	By		(L.S.)

	Authorized Officer			Signature of Optionee
TERMS AND CONDITIONS
     1. The Corporation agrees that the Optionee has the right to purchase the number of shares of common stock of the Corporation set forth in the Stock Option Grant for the price stated therein. The purchase price shall be paid in cash or such other form of consideration as the Compensation and Organization Committee may approve, including shares of the common stock of the Corporation valued at the fair market value of the stock on the date of exercise of the option.
     2. The Optionee agrees to continue as an employee of an employing company for one year from the date of the option, subject to the employing company’s right to terminate the Optionee’s employment at any time, performing such duties consistent with Optionee’s capabilities and receiving Optionee’s present compensation or such adjusted compensation as the employing company shall from time to time reasonably determine. If the terms of the Optionee’s employment are changed in a manner materially adverse to the Optionee during such period, the Optionee shall be relieved of any further obligation to remain employed.
     3. The option may be exercised in whole at any time or in part from time to time during the option period; provided, however, that the option may not be exercised in whole or in part prior to the expiration of one year from the date of the option; and, if exercised in part, may not be exercised as to less than 100 shares at any one time, unless such exercise is as to the remaining portion of the option. The option period shall begin on the date of the stock option and shall end (a) ten years thereafter, (b) three years after the date upon which the Optionee retires or (c) three years after the Optionee dies while employed, whichever first occurs. Unless otherwise determined by the Compensation and Organization Committee, the option period shall also terminate and all rights to exercise the option shall terminate in the event the Optionee ceases to be an employee of any employing company for any cause other than death or retirement. If the Optionee ceases to be an employee of any employing company due to transfer to Ashland Inc., the option, if granted one year or more prior to the date of such transfer, shall continue until the earlier of (1) three years from the date of such transfer or (2) ten years from the date of grant; and, if granted less than one year prior to the date of such transfer, shall be canceled effective the date of the transfer. The Stock Option Officer may cancel the option by written notice to the Optionee: (1) after the Optionee retires prior to age 65, (2) after the Optionee retires at any age and the Stock Option Officer deems such cancellation to be in the best interests of the Corporation, and (3) when the Stock Option Officer determines that the Optionee has accepted, or intends to accept, employment with a competitor of any business unit of the Corporation. The Optionee agrees to return the option to the Corporation for cancellation.
     4. Notwithstanding anything to the contrary stated herein, if the Optionee’s employment is terminated for any reason following a change in control of the Corporation (as defined in the Appendix), the option shall continue as if the Optionee had instead retired on the date of termination and all rights of the Compensation and Organization Committee or Stock Option Officer to cancel the option shall be void.
     5. During the Optionee’s lifetime, the option may be exercised only by the Optionee or by the Optionee’s guardian or legal representative. Upon the Optionee’s death, the option may be transferred by will or by the laws governing the descent and distribution of the Optionee’s estate. Otherwise, the option may not be transferred, pledged or encumbered and, in the event of an attempt to transfer, pledge or encumber it, the

Compensation and Organization Committee may cancel it.
     6. In the event there is a change in the outstanding common stock of the Corporation by reason of a stock split, stock dividend, stock combination or reclassification or merger, or similar event, the Committee may adjust appropriately the number of shares available and the option price, pursuant to the option, and make such other revisions to the option as it deems are equitably required. The Optionee shall be notified of such adjustment and such adjustment shall be binding upon the Corporation and the Optionee.
     7. Notwithstanding anything in the option to the contrary, the obligations of the Corporation and the rights of the Optionee are subject to all applicable laws, rules and regulations including, without limitation, the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, the Internal Revenue Code of 1986, as amended, and any other applicable laws.
     8. The option is not valid unless it is accepted by the Optionee and a duplicate original thereof is received by the Stock Option Officer. In the event of the exercise of the option in whole, the option shall be surrendered to the Stock Option Officer for cancellation. In the event of the exercise of the option in part or of a change in the number of shares optioned, the option shall be delivered by the Optionee to the Stock Option Officer for the purpose of making appropriate notation thereon, or of otherwise reflecting in such manner as the Compensation and Organization Committee shall determine, the change in the number of shares optioned.
     9. The option shall be exercised in accordance with such administrative regulations as the Compensation and Organization Committee may from time to time adopt.

2002 MAP